CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Caminosoft Corp on Form S-4 of our report dated March 2, 2007, with respect to the financial statements of Information Intellect, Inc. as of and for the years ended December 31, 2006 and 2005. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
November 7, 2007